Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT FOURTH

QUARTER AND FISCAL 2009 RESULTS

March 23, 2010 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the fourth quarter and fiscal year ended December 31, 2009. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes due 2012. In December 2009, Norcraft and its wholly-owned subsidiary, Norcraft Finance Corp., issued $180.0 million principal amount of 10 1/2% senior secured second lien notes that are due in December 2015. The proceeds of these senior secured second lien notes were used to redeem $148.0 million principal amount of outstanding 9% senior subordinated notes that were due in 2011 issued by Norcraft and Norcraft Finance Corp. A portion of the proceeds, together with cash on hand, was distributed by Norcraft to Holdings and used to repurchase $64.3 million principal amount of the 9 3/4% senior discount notes due 2012. This repurchase of the 9 3/4% senior discount notes resulted in a loss from debt extinguishment of $1.6 million. Other than the remaining $53.7 million of the 9 3/4% senior discount notes, cash, related deferred issuance costs, related interest and amortization expense and related debt extinguishment loss, all other assets, liabilities, income, expenses and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Fourth Quarter of Fiscal 2009 Compared with Fourth Quarter of Fiscal 2008

Net sales decreased $6.8 million, or 10.1%, from $66.7 million for the fourth quarter of 2008 compared to $59.9 million for the same quarter of 2009. Income (loss) from operations increased by $74.5 million, from a loss from operations of $70.5 million for the fourth quarter of 2008 compared to income from operations of $4.0 million for the same quarter of 2009. Excluding the effect of the 2008 impairment charge described below, income from operations increased by $0.6 million, or 15.1%, from $3.4 million for the fourth quarter of 2008 compared to $4.0 million for the same quarter of 2009. Net loss for Holdings decreased $69.9 million, from $77.2 million for the fourth quarter of 2008 to $7.3 million in the same quarter of 2009, and net loss for Norcraft decreased $72.0 million, from $74.2 million for the fourth quarter of 2008 to $2.2 million for the same quarter of 2009. Excluding the effect of the 2008 impairment charge, net loss for Holdings increased $4.0 million, from $3.3 million for the fourth quarter of 2008 to $7.3 million in the same quarter of 2009, and net loss for Norcraft increased $1.9 million, from $0.3 million for the fourth quarter of 2008 to $2.2 million for the same quarter of 2009.

During the fourth quarter of 2008, our actual earnings and expected future earnings decreased to a level that required us to perform additional analysis under ASC 350 to test for impairment of goodwill and brand names. This analysis resulted in a total impairment charge of $73.9 million, of which, $60.0 million was attributable to goodwill and $13.9 million was attributable to brand names. No such impairment was identified in 2009.

Adjusted EBITDA (as defined in the attached table), which is EBITDA excluding the effect of the 2008 impairment charge described above was $8.0 million for the fourth quarter of 2008 compared to $7.8 million for the same quarter of 2009.

Fiscal 2009 Compared with Fiscal 2008

Net sales decreased $84.7 million, or 25.6%, from $331.5 million for fiscal 2008 compared to $246.8 million for fiscal 2009. Income (loss) from operations increased by $62.2 million, from a loss from operations of $41.6 million for fiscal 2008 compared to income from operations of $20.6 million for fiscal 2009. Excluding the effect of the 2008 impairment charge described above, income from operations decreased by $11.7 million, or 36.3%, from $32.3 million for fiscal 2008 compared to $20.6 million for fiscal 2009. Net loss for Holdings decreased $56.5 million, from $68.0 million for fiscal 2008 to $11.5 million in fiscal 2009, and net income (loss) for Norcraft increased $58.8 million, from a net loss of $56.2 million for fiscal 2008 to net income of $2.6 million for fiscal 2009. Excluding the effect of the 2008 impairment charge, net income (loss) for Holdings decreased $17.4 million, from net income of $5.9 million for fiscal 2008 to a net loss of $11.5 million in fiscal 2009, and net income for Norcraft decreased $15.1 million, from $17.7 million for fiscal 2008 to $2.6 million for fiscal 2009.

Adjusted EBITDA (as defined in the attached table), which is EBITDA excluding the effect of the 2008 impairment charge described above was $50.2 million for fiscal 2008 compared to $35.1 million for fiscal 2009.

“2009 was an extremely challenging year with the continued slow-down in the general economy and the housing industry. However, we did start to see some stabilization in the 4th quarter of 2009 and are cautiously optimistic that conditions will continue to improve in 2010. We reacted aggressively in 2008 and 2009 to these challenging market conditions with cost reduction initiatives, new product introductions and sales programs. We will continue to monitor market and industry conditions in 2010 and adjust our response as needed,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Thursday, March 25, 2010 at 10:00 a.m. Eastern Time. To participate, dial 866-800-8648 and use the pass code 82381934. A telephonic replay will be available by calling 888-286-8010 and using pass code 23873554.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through six brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$20,863	$59,406	$16,731	$59,406
Trade accounts receivable, net	17,987	18,535	17,987	18,535
Inventories	16,380	20,599	16,380	20,599
Prepaid expenses	1,629	1,810	1,629	1,810

Total current assets	56,859	100,350	52,727	100,350

Property, plant and equipment, net	31,925	35,629	31,925	35,629

Other assets:
Goodwill	88,421	88,421	88,421	88,421
Customer relationships, net	39,332	43,798	39,332	43,798
Brand names	35,100	35,100	35,100	35,100
Deferred financing costs, net	7,483	4,584	6,908	2,820
Display cabinets, net	5,394	7,069	5,394	7,069
Other	70	62	70	62

Total other assets	175,800	179,034	175,225	177,270

Total assets	$264,584	$315,013	$259,877	$313,249

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$459	$—	$—
Accounts payable	6,626	6,688	6,626	6,688
Accrued expenses	16,841	20,268	15,096	16,433

Total current liabilities	23,467	27,415	21,722	23,121

Long-term debt	233,700	266,000	180,000	148,000
Unamortized discount on bonds payable	(2,903)	—	(2,903)	—
Other liabilities	287	459	287	459

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	7,546	25,305	—	—

Members’ equity	2,487	(4,166)	60,771	141,669

Total liabilities and members’ equity	$264,584	$315,013	$259,877	$313,249

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net sales	$59,927	$66,679	$246,804	$331,548

Cost of sales	43,357	47,695	176,512	234,427

Gross profit	16,570	18,984	70,292	97,121

Selling, general and administrative expenses	12,601	15,535	49,706	64,789

Impairment of goodwill and other intangible assets	—	73,938	—	73,938

Income (loss) from operations	3,969	(70,489)	20,586	(41,606)

Other expense (income):
Interest expense, net	7,363	6,310	26,340	24,694
Amortization of deferred financing costs	2,323	385	4,084	1,532
Other, net	1,582	28	1,678	151

Total other expense (income)	11,268	6,723	32,102	26,377

Net loss	$(7,299)	$(77,212)	$(11,516)	$(67,983)

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Companies, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net sales	$59,927	$66,679	$246,804	$331,548

Cost of sales	43,357	47,695	176,512	234,427

Gross profit	16,570	18,984	70,292	97,121

Selling, general and administrative expenses	12,601	15,535	49,706	64,789

Impairment of goodwill and other intangible assets	—	73,938	—	73,938

Income (loss) from operations	3,969	(70,489)	20,586	(41,606)

Other expense (income):
Interest expense, net	4,731	3,392	15,050	13,341
Amortization of deferred financing costs	1,493	266	2,895	1,063
Other, net	(60)	28	36	151

Total other expense (income)	6,164	3,686	17,981	14,555

Net income (loss)	$(2,195)	$(74,175)	$2,605	$(56,161)

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Year Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income (loss)	$(11,516)	$(67,983)	$2,605	$(56,161)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	5,794	6,291	5,794	6,291
Amortization:
Customer relationships	4,466	4,467	4,466	4,467
Deferred financing costs	4,084	1,532	2,895	1,063
Display cabinets	5,348	7,096	5,348	7,096
Discount amortization/accreted interest	30	—	30	—
Impairment of goodwill and other intangible assets	—	73,938	—	73,938
Provision for uncollectible accounts receivable	1,121	2,144	1,121	2,144
Provision for obsolete and excess inventory	1,412	591	1,412	591
Provision for warranty claims	2,001	3,279	2,001	3,279
Accreted interest on senior notes	—	7,228	—	—
Stock compensation expense	155	229	155	229
Loss on debt extinguishment	1,642	—	—	—
Loss (gain) on disposal of assets	189	(1)	189	(1)
Change in operating assets and liabilities:
Trade accounts receivable	(344)	6,139	(344)	6,139
Inventories	2,912	2,750	2,912	2,750
Prepaid expenses	191	317	191	317
Other assets	(8)	17	(8)	17
Accounts payable and accrued expenses	(6,056)	(5,691)	(3,966)	(9,558)

Net cash provided by operating activities	11,421	42,343	24,801	42,601

Cash flows from investing activities:
Proceeds from sale of property and equipment	5	70	5	70
Purchase of property, plant and equipment	(2,034)	(3,047)	(2,034)	(3,047)
Additions to display cabinets	(3,673)	(4,091)	(3,673)	(4,091)

Net cash used in investing activities	(5,702)	(7,068)	(5,702)	(7,068)

Cash flows from financing activities:
Borrowings on senior secured second lien notes payable	177,067	—	177,067	—
Payment of financing costs	(7,122)	—	(6,983)	—
Payment on term loans to former equity holders	(459)	(1,959)	—	—
Repurchase of notes payable	(213,803)	—	(148,000)	—
Repurchase of members’ interests	—	(68)	—	(68)
Contributions from (distributions to) members (1)	4	(2,336)	(83,909)	(4,553)

Net cash used in financing activities	(44,313)	(4,363)	(61,825)	(4,621)

Effect of exchange rates on cash and cash equivalents	51	85	51	85

Net increase (decrease) in cash and cash equivalents	(38,543)	30,997	(42,675)	30,997
Cash and cash equivalents , beginning of the period	59,406	28,409	59,406	28,409

Cash and cash equivalents, end of period	$20,863	$59,406	$16,731	$59,406

(1)	Distributions to members for the year ended December 31, 2009 include $10.0 million that Norcraft distributed to Holdings to enable it to make future cash interest payments on the Senior Discount Notes.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before income tax expense, interest expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of the charge for impairment of goodwill and other intangible assets incurred in the fourth quarter of the fiscal year ended December 31, 2008 and more specifically described in our Annual Report on Form 10-K for that year along with a one time-sales tax refund in the third quarter of 2009 and a loss on debt extinguishment in the fourth quarter of 2009. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009		2008

Net income (loss)	$(7,299) (1)	$(77,212)	$(11,516)	(1&2)	$(67,983)
Interest expense, net	7,363	6,310	26,340		24,694
Depreciation	1,464	1,577	5,794		6,291
Amortization of deferred financing costs	2,323	385	4,084		1,532
Amortization of customer relationships	1,116	1,117	4,466		4,467
Display cabinet amortization	1,212	1,904	5,348		7,096
State Taxes	(60)	29	40		149

EBITDA	$6,119	$(65,890)	$34,556		$(23,754)

Loss on debt extinguishment	1,642 (1)	—	1,642	(1)	—
Sales tax refund	—	—	(1,105)	(2)	—
Impairment of goodwill and other intangible assets	—	73,938 (3)	—		73,938 (3)

Adjusted EBITDA	$7,761	$8,048	$35,093		$50,184

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009		2008

Net income (loss)	$(2,195)	$(74,175)	$2,605	(2)	$(56,161)
Interest expense, net	4,731	3,392	15,050		13,341
Depreciation	1,464	1,577	5,794		6,291
Amortization of deferred financing costs	1,493	266	2,895		1,063
Amortization of customer relationships	1,116	1,117	4,466		4,467
Display cabinet amortization	1,212	1,904	5,348		7,096
State Taxes	(60)	29	40		149

EBITDA	$7,761	$(65,890)	$36,198		$(23,754)

Loss on debt extinguishment	—	—	—		—
Sales tax refund	—	—	(1,105)	(2)	—
Impairment of goodwill and other intangible assets	—	73,938 (3)	—		73,938 (3)

Adjusted EBITDA	$7,761	$8,048	$35,093		$50,184

1)	Net income (loss) for Norcraft Holding, L.P. during the three months and year ended December 31, 2009 included a $1.6 million loss on debt extinguishment due to the repurchase of the 9% senior subordinated notes which increased net loss and correspondingly decreased EBITDA, but the effect has been backed out for adjusted EBITDA.
2)	Net income (loss) during the year ended December 31, 2009 included a one-time sales tax refund in the amount of $1.1 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.
3)	During the fourth quarter of 2008, our actual earnings and expected future earnings decreased to a level that required us to perform additional analysis under ASC 350 to test for impairment of goodwill and brand names. This analysis resulted in a total impairment charge of $73.9 million, of which, $60.0 million was attributable to goodwill and $13.9 million was attributable to brand names.

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the companies. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the companies. They are subject to uncertainties and factors relating to the companies’ operations and business environment, all of which are difficult to predict and many of which are beyond the companies’ control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the companies with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the companies undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.